EXHIBIT 99.1

RENAVOTIO ANNOUNCES CHANGE IN AUDITORS, MARCUM; LLP APPOINTED AS NEW INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tulsa, OK – Newsfile Corp. – October 27, 2021 — Renavotio, Inc. (OTCQB: RIII) (the “Company”), an infrastructure investment company focused on opportunities, including medical protective equipment, 5G, ISP, utility construction, utility management, IoT, water, waste management technology, and related industries. The Company announced today the appointment of Marcum LLP (the "Successor Auditor") as its independent registered public accounting firm, effective October 25, 2021, to hold this position until the next annual meeting of the shareholders of the Company. The Successor Auditor was appointed following the resignation of Yichien Yeh, CPA (“Yey” or“ the “Former Auditor”) as the Company’s independent registered public accounting firm. Yey resigned as our independent registered public accounting firm due to an Order by the Public Company Accounting Oversight Board (“PCAOB”) revoking the PCAOB Registration of Yey, which resignation was not due to any disagreements with Yey regarding any matter of accounting principles or practices, financial statement disclosures, audit scope, or audit procedure (the “Resignation”).

All of 2020 will be re-audited along with 2021 and reported in the next 10K to account and prepare and reconstituted beginning balance and income statements. Once completed, the Company plans to file a new S-1 filing along with the additional actions required for a possible up-listing  in the future. Preceding the date of the Former Auditor's resignation, there are no reportable events between the Company and the Former Auditor.

The resignation of the Former Auditor and the appointment of the Successor Auditor have been approved by the Company's Board of Directors.

“We are excited to have retained as our auditor a global leader like Marcum who we began working with to audit our acquisitions of Utility Management Corp that included Utility Management Construction, LLC and Cross-Bo Construction, LLC. We are extremely pleased to select Marcum as our independent registered public accounting firm for Renavotio, Inc. with their extensive experience in public audits.,” elaborated Billy Robinson, CEO and Chairman of the Company.

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About Renavotio, Inc.

Renavotio, Inc. (OTCQB: RIII) focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, ISP, utility construction, utility management, IoT, water, waste management technology, and related industries.

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com.

For additional information on Renavotio, please visit: www.renavotio.com.

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Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, markets and other conditions, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, results of operations, and whether l the Partnership will be successful and fulfill its stated goals. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:

Renavotio, Inc.

601 South Boulder Ave.

Suite 600 Tulsa, OK 74119

Email: brobinson@renavotio.com
Telephone: 1-888-928-1312

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